EXHIBIT 8.1

List of Subsidiaries of the Registrant

Subsidiaries	Place of Incorporation
Missfresh HK Limited	Hong Kong
Mrfresh Limited	Cayman Islands
Mrfresh HK Limited	Hong Kong
San Sheng Limited	Cayman Islands
San Sheng Asset Limited	Cayman Islands
San Sheng Holding Limited	British Virgin Islands
San Sheng HongKong Group Limited	Hong Kong
SH Sansheng Logistics HK Limited	Hong Kong
TJ Sansheng Logistics HK Limited	Hong Kong
Z Box Global Limited	Cayman Islands
Z Box Hong Kong Limited	Hong Kong
Nirvana HK Limited	Hong Kong
Beijing Missfresh E-Commerce Co., Ltd.	PRC
Beijing Missfresh Bianligou E-Commerce Co., Ltd.	PRC
Jinan Missfresh E-Commerce Co., Ltd.	PRC
Jinan Missfresh Bianligou Network Technology Co., Ltd.	PRC
Jinan Missfresh Venture Capital Co., Ltd.	PRC
Tianjin Missfresh E-Commerce Co., Ltd.	PRC
Tianjin Missfresh Information Technology Co., Ltd.	PRC
Tianjin Missfresh Commercial Factoring Co., Ltd.	PRC
Tianjin Missfresh Financial Leasing Co.	PRC
Changshu Dingzhu Enterprise Management Service Co., Ltd.	PRC
Missfresh (Changshu) Supply Chain Management Co., Ltd.	PRC
Qingdao Missfresh E-Commerce Co., Ltd.	PRC
Changshu Missfresh E-Commerce Co., Ltd.	PRC
Changshu Meiri Technology Co., Ltd.	PRC
Qingdao Meiri Vegetable Market Technology Co., Ltd.	PRC
Shanghai Missfresh E-Commerce Co., Ltd.	PRC
Shenzhen Missfresh E-Commerce Co., Ltd.	PRC
Jiangsu Missfresh E-Commerce Co., Ltd.	PRC
Guangzhou Missfresh E-Commerce Co., Ltd.	PRC
Zhejiang Missfresh E-Commerce Co., Ltd.	PRC
Wuhan Daily Fresh E-Commerce Co., Ltd.	PRC
Tianjin Missfresh Trading Co., Ltd.	PRC
Jinan Tangculaxiang E-Commerce Co., Ltd.	PRC
Beijing Zhengxin Gewu Technology Co., Ltd.	PRC
Jinan Missfresh Jisu Information Technology Co., Ltd.	PRC
Shanghai Missfresh Beiwei E-Commerce Co., Ltd.	PRC
Jinan Yizhiniu Milk Industry Co., Ltd.	PRC
Jinan Missfresh Commercial Factoring Co., Ltd.	PRC
Qingdao Sansheng Vegetable Technology Co., Ltd.	PRC
Jiangsu Meiri Jiangnan Technology Co., Ltd.	PRC
Anhui Xiankuaiduo Vegetable Market Technology Co., Ltd.	PRC
Xiamen Meiri Vegetable Market Technology Co., Ltd.	PRC
Sichuan Daily Fresh Vegetable Technology Co., Ltd.	PRC
Qingdao Meiri Supply Chain Technology Co., Ltd.	PRC
Qingdao Meiri Chengyun Technology Co., Ltd.	PRC
Qingdao Sansheng Supply Chain Co., Ltd.	PRC
Qingdao Sansheng Animal Husbandry Technology Co., Ltd.	PRC
Qingdao Sansheng Fruit Technology Co., Ltd.	PRC
Qingdao Sansheng Fishing Technology Co., Ltd.	PRC
Shexian Xiankuaiduo Vegetable Market Technology Co., Ltd.	PRC
Shenzhen Daily Fuchen Technology Co. Ltd.	PRC
Shenzhen Xiankuaiduo Technology Co. Ltd.	PRC

Missfresh (Chengmai) Technology Co., Ltd.	PRC
Cangzhou Xiankuaiduo Technology Co. Ltd.	PRC
Qingdao Sansheng Investment development Co. Ltd.	PRC
Daily Market Hengze (Xiamen) Network Technology Co., Ltd.	PRC
Shanghai Xiankuaiduo Yanhe Technology Co., Ltd.	PRC
Beijing Daily Market Technology Co., Ltd.	PRC
Yunfu City Yunan District Xiankuaiduo Market Management Service Co., Ltd.	PRC
Xuzhou Xiankuaiduo Information Technology Co. Ltd.	PRC
Daily Ruosen (Hebei) Network Technology Co., Ltd.	PRC
Shanghai Meizhengxian Technology Co., Ltd.	PRC
Yunnan Daily Agricultural Fresh Market Management Co., Ltd.	PRC
Kaihua Fresh Kuaiduo Technology Co., Ltd.	PRC
Qingdao Sansheng Wine Industry Co. Ltd.	PRC
Shuangbai County Daily Fresh Market Management Co. Ltd.	PRC
Beijing Daily Youxian Technology Co. Ltd.	PRC
Meizhou Xiankuaiduo Technology Co., Ltd.	PRC
Jiangxi Daily Market Management Co., Ltd.	PRC
Inner Mongolia Daily Fresh Supply Chain Management Co., Ltd.	PRC
Beijing Qulouxia Technology Co., Ltd.	PRC
Beijing Loushanglouxia Technology Co., Ltd.	PRC
Shanghai Louxia Technology Co., Ltd.	PRC
Shanghai Louli Technology Co., Ltd.	PRC
Sansheng (Guangzhou) Venture Capital Fund Partnership (Limited Partnership)	PRC
Beijing Missfresh Technology Co., Ltd.	PRC
Jiangxi Youjiaxian Market Management Co., Ltd.	PRC
Meizhou Xiankuaiduo Jiayouxian Vegetable Market Development Co., Ltd.	PRC